UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2014

The Priceline Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Connecticut Avenue Norwalk, CT 06854 Summerville, SC 29485	06854
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 299-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 12, 2014, The Priceline Group Inc., a Delaware corporation (“The Priceline Group”), Rhombus, Inc., a Delaware corporation and a wholly owned subsidiary of The Priceline Group (“Acquisition Sub”) and OpenTable, Inc., a Delaware corporation (“OpenTable”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which The Priceline Group, through Acquisition Sub, will commence an offer (the “Offer”) to acquire all of the outstanding shares of OpenTable’s common stock, par value $0.0001 per share (the “Shares”), for $103.00 per share net to the seller in cash, without interest (the “Offer Price”).

Completion of the Offer is subject to several conditions, including (i) that a majority of the Shares outstanding (determined on a fully diluted basis) be validly tendered and not validly withdrawn prior to the expiration of the Offer; (ii) the expiration or termination of any applicable waiting period relating to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iii) the absence of a material adverse effect on OpenTable; and (iv) certain other customary conditions.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into OpenTable, with OpenTable surviving as an indirect wholly owned subsidiary of The Priceline Group, pursuant to the procedure provided for under Section 251(h) of the General Corporation Law of the State of Delaware without any stockholder approvals (the “Merger”).

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of any shares of common stock of OpenTable, each outstanding share of common stock of OpenTable (other than (i) any shares owned directly by The Priceline Group or Acquisition Sub or held in the treasury of OpenTable or its subsidiaries, or (ii) any shares as to which the holder thereof is entitled to and who properly exercises appraisal rights under Delaware law) will be canceled and converted into the right to receive an amount in cash equal to the Offer Price. In addition, The Priceline Group will assume all unvested options to purchase shares of OpenTable’s common stock (“Company Options”) and all restricted stock units. All vested Company Options will be cashed out at the effective time of the Merger.

The Priceline Group and OpenTable have made customary representations, warranties and covenants in the Merger Agreement, including covenants (i) to as promptly as reasonably practicable effect all registrations, filings and submissions required pursuant to the HSR Act and any other required governmental approvals, the Securities Exchange Act of 1934, as amended, and other applicable laws; and (ii) to use reasonable best efforts to consummate and make effective the transactions contemplated by the Merger Agreement as promptly as practicable. OpenTable has agreed to conduct its business in all material respects in the ordinary course consistent with past practice, including not taking certain specified actions, prior to consummation of the Merger.

OpenTable has also agreed (i) to cease and terminate all existing, and agreed not to engage or participate in any additional, discussions with third parties regarding alternative proposals for the acquisition of OpenTable and (ii) not to solicit, initiate or knowingly encourage any inquiry, expression of interest, proposal or offer that constitutes or that would reasonably be expected to result in an alternative proposal for the acquisition of

OpenTable.  However, subject to the satisfaction of certain conditions, OpenTable and its board of directors, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the board of directors’ recommendation following receipt of an unsolicited proposal, if the board of directors of OpenTable has concluded in good faith after consultation with its outside counsel that such failure to do so would be inconsistent with the fiduciary duties owed by the board of directors to the stockholders of OpenTable under Delaware law. In addition, the board of directors of OpenTable is permitted to change its recommendation, for reasons not related to the receipt of an unsolicited proposal, if the board of directors has concluded in good faith, after consultation with OpenTable’s outside counsel, that the failure to make such change in recommendation would be inconsistent with the fiduciary duties owed by the board of directors to the stockholders under Delaware law.

The Merger Agreement can be terminated by The Priceline Group or OpenTable under certain circumstances, and OpenTable will be required to pay The Priceline Group a termination fee of $91,000,000 in connection with certain terminations.

The Merger Agreement has been unanimously adopted by the boards of directors of each of The Priceline Group and OpenTable, and the board of directors of OpenTable has unanimously recommended that stockholders of OpenTable tender their Shares in the Offer.

On June 12, 2014, in connection with the Offer, each of Matthew Roberts, I. Duncan Robertson, Michael Dodson, Joseph Essas, A. George “Skip” Battle, J. William Gurley, Robert Hohman, Thomas Layton, Daniel Meyer and Paul Pressler (together, the “Supporting Stockholders”), solely in his capacity as a stockholder or optionholder of the Company, entered into a Tender Support Agreement with The Priceline Group and Acquisition Sub (the “Tender Support Agreement”). Under the terms of the Tender Support Agreement, the Supporting Stockholders have agreed, among other things, and subject to certain exceptions, to tender all Shares now held or hereafter acquired by them in the Offer.

The foregoing provisions of the Tender Support Agreement terminate in the event that the Merger Agreement is terminated in accordance with its terms.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1. The Merger Agreement has been incorporated herein by reference to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about OpenTable, The Priceline Group or Acquisition Sub in any public reports filed with the U.S. Securities and Exchange Commission by OpenTable or The Priceline Group. In particular, the assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure schedules provided by OpenTable to The Priceline Group in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between OpenTable, The Priceline Group and Acquisition Sub, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about OpenTable, The Priceline Group or Acquisition Sub. The representations and warranties set forth in the Merger

Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. Therefore, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

Item 7.01                                           Regulation FD Disclosure.

The Priceline Group is not updating its prior financial guidance for the second fiscal quarter of 2014 that it gave to investors on May 8, 2014.  Note that The Priceline Group will incur transaction expenses in the second fiscal quarter of 2014 that were not included in the guidance given for the quarter.  The Priceline Group expects such expenses to be in the usual range for a transaction of a similar size to the OpenTable acquisition.

Item 8.01                                           Other Events.

On June 13, 2014, The Priceline Group and OpenTable issued a joint press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On June 13, 2014, Darren Huston, Chief Executive Officer of The Priceline Group, sent an email to employees of The Priceline Group relating to the Merger Agreement.  A copy of the email is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements. These forward-looking statements reflect the views of The Priceline Group’s and OpenTable’s management regarding current expectations and projections about future events and the ability of The Priceline Group and OpenTable to complete the transactions contemplated by the merger agreement, including the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the merger agreement, and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The proposed transaction has not closed, and the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the possibility that expected benefits of the transaction may not be achieved in a timely manner or at all; revenues following the transaction may be lower than expected; disruption from the transaction may adversely affect OpenTable’s relationships with its customers, business partners or employees; the conditions to the completion of the transaction may not be satisfied in a timely manner or at all; and the other factors described in The Priceline Group’s and OpenTable’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Unless required by law, neither The Priceline Group nor OpenTable undertakes any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

The tender offer described in this communication (the “Offer”) has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of OpenTable or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”) by The Priceline Group and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by OpenTable. The offer to purchase shares of OpenTable common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by The Priceline Group, Inc. and Rhombus, Inc., a wholly-owned subsidiary of the Priceline Group, and the solicitation/recommendation statement will be filed with the SEC by OpenTable. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of June 12, 2014, by and among OpenTable, Inc., The Priceline Group Inc. and Rhombus, Inc.

Exhibit 99.1	The Priceline Group Inc. Press Release, dated June 13, 2014

Exhibit 99.2	Email from Darren Huston to employees of The Priceline Group, dated June 13, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Priceline Group Inc.
(Registrant)

Date: June 13, 2014

	By:	/s/ Glenn D. Fogel
(Signature)
Name: Glenn D. Fogel
Title: Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of June 12, 2014, by and among OpenTable, Inc., The Priceline Group Inc. and Rhombus, Inc.

Exhibit 99.1	The Priceline Group Inc. Press Release, dated June 13, 2014

Exhibit 99.2	Email from Darren Huston to employees of The Priceline Group, dated June 13, 2014